                                                                   EXHIBIT 10.21

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amended and Restated Agreement") is made and entered into as of the 24th day of July, 1998, by and between PHP Healthcare Corporation, a Delaware corporation (the "Company"), and Jack M. Mazur, an individual (the "Executive") (hereinafter collectively referred to as the "Parties").

          WHEREAS, the Executive and the Company entered into an employment agreement dated as of May 1, 1992 ("Employment Agreement");

          WHEREAS, the Company continues to desire to employ the Executive as its Chief Executive Officer and the Executive continues to desire to serve the Company as its Chief Executive Officer;

          WHEREAS, the Company and the Executive desire to amend and restate the Employment Agreement as set forth herein:

          NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

          1.  Term.  Subject to the provisions for termination set forth in
              ----
Section 8, the initial term of employment under this Amended and Restated Agreement shall be for a period of three (3) years commencing on the date hereof and shall be automatically extended for additional one (1) year periods, unless one of the Parties shall give written notice to the other on or before the date which is fifteen (15) months prior to the expiration of the current term of the Amended and Restated Agreement of such Party's election not to so extend this Amended and Restated Agreement.

          2.  Employment.  (a)  The Executive shall be employed as the Chief
              ----------
Executive Officer of the Company or in such other senior executive capacity as may be mutually agreed to in writing by the Parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. He shall also promote, by entertainment or otherwise, the business of the Company. The Executive shall report to the Board of Directors of the Company (the "Board"). All other officers of the Company shall report to the Executive or such person(s) as the Executive designates from time to time.

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     (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during the usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. Subject to the foregoing, the Executive may (i) serve on corporate, trade group, civic or charitable boards or committees, (ii) manage his personal, financial and legal affairs, (iii) deliver lectures, fulfill speaking engagements or teach at educational institutions or programs, and (iv) invest personally in any business in a private capacity where no actual conflict of interest exists between such investment and the business of the Company.

     3.  Base Salary.   The Company agrees to pay or cause to be paid to the
         -----------
Executive during the term of this Amended and Restated Agreement a base salary at the rate of $675,000 per annum or such larger amount as the Board may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its senior executives. Such rate of salary, or increased rate of salary, if any, as the case may be, shall be reviewed at least annually by the Board and may be further increased (but not decreased) in such amounts as the Board in its discretion may decide.

          4.  Employee Benefits.  The Executive shall be entitled to participate
              -----------------
in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to senior executives of the Company generally. The Executive shall receive service credit under any such plans, practices and programs for the entire term of his employment with the Company since March 1, 1976.

          5.  Executive Benefits.  The Executive shall be entitled to
              ------------------
participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, the Company's 1986 Stock Option Plan, the Company's 401(k) Plan, the Company's Earnings Growth Incentive Plan and the Company's Stock Appreciation Incentive Plan, the 1996 Incentive Plan, and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, or in the terms of such executive benefit or incentive compensation plans, the Executive's participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive as in effect on the date hereof. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Amended and Restated Agreement or any of the Executive's entitlements hereunder. The Executive shall receive service credit under any such plans, practices and programs for the entire term of his employment with the Company since March 1, 1976.

        6.  Other Benefits.
            --------------

          (a) Fringe Benefits and Perquisites.  The Executive shall be entitled
              -------------------------------
to receive all fringe benefits and perquisites (including, without limitation, those fringe benefits and perquisites listed in this Section 6) generally made available by the Company to its executives.

                (1) Tax Preparation and Estate Planning Assistance.  The Company
                    ----------------------------------------------
shall provide, at its cost, tax preparation and estate planning assistance for the Executive, to be furnished by such advisors as chosen by the Executive, up to a maximum of $25,000 per year.

                (2) Limousine.  The Company shall provide, at its cost, a
                    ---------
chauffeured limousine for the Executive for his personal use outside of the local Washington D.C. area.

                (3) Airplane.  The Company shall provide, at its cost, an
                    --------
airplane for the Executive's use, up to a maximum cost of $40,000 per year for such use.

                (4) Club Dues.  The Company shall provide the Executive with an
                    ---------
allowance of $10,000 per year for the dues and other annual membership costs of The City Club and the Avenel Country Club (separate and apart from incidental and ordinary business reimbursements associated with the business use of such facilities).

                (5) Medical Examination.  The Company shall provide, at its
                    -------------------
cost, a medical examination for the Executive on an annual basis at a medical clinic selected by the Executive.

                (6) Life Insurance.  The Company shall provide (i) at its cost,
                    --------------
supplemental multi-year, renewable term life insurance coverage for the Executive in the amount of $3.0 million (substantially similar to that provided by Phoenix Home Life Insurance Co. Policy No. 2719663) and (ii) loans to fund the premiums on split dollar life insurance coverage for the Executive in the amount of $5.0 million (substantially similar to that provided by Phoenix Home Life Insurance Co. Policy No. 2579828).

          (b) Expenses.  The Executive shall be entitled to receive prompt
              --------
reimbursement of all expenses reasonably incurred by him in connection with the

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performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

          (c) Office and Facilities.  Consistent with his senior executive
              ---------------------
status hereunder, the Executive shall be provided with an appropriate office at the Company's executive offices and such other place as may be mutually agreed upon by the Parties and with an executive assistant selected by the Executive to provide organizational, writing, analytical, secretarial and other support services.

        7.  Vacation and Sick Leave.  At such reasonable times as the Board
            -----------------------
shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Amended and Restated Agreement, provided that:

          (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company, which shall in no event be less than four weeks per year.

          (b) In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board in its discretion may determine. Further, the Board shall be entitled to grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine.

          (c) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

        8.  Termination.  The Executive's employment hereunder may be terminated
            -----------
under the following circumstances:

          (a) Disability.  The Company may terminate the Executive's employment
              ----------
after having established the Executive's Disability. For purposes of this Amended and Restated Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Amended and Restated Agreement which continues for a period of at least twelve (12) consecutive months. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company, which physician's determination as to Disability shall be made within 10 days of the request therefor and shall be binding on all parties; provided, however, that if
                                                      --------  -------
the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, which third physician's determination as to

Disability shall be binding on all parties. The Executive shall be entitled to the compensation and benefits provided for under this Amended and Restated Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Amended and Restated Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Amended and Restated Agreement in which event no Disability of the Executive will be deemed to have occurred.

          (b) Cause.  The Company may terminate the Executive's employment for
              -----
"Cause." The Company shall be deemed to have terminated the Executive's employment for "Cause" in the event that the Executive's employment is terminated for any of the following reasons: the Executive (i) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed to substantially perform, (ii)
willfully engaged in conduct which is demonstrably and materially injurious to the Company or an affiliate thereof, monetarily or otherwise or (iii) was convicted of, or entered a plea of guilty or nolo contendere to, a felony; provided, however, that no termination of the Executive under clause (i) or (ii)
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shall occur until (x) there shall have been delivered to the Executive a copy of the written resolution adopted by two thirds of the Board (excluding Executive for purposes of determining this approval) in good faith at a duly called meeting thereof setting forth that the Executive was guilty of the conduct set forth in any such clause and specifying the particulars thereof in detail and
(y) the Executive shall have been provided an opportunity to be heard by the Board at such meeting with 45 days' advance written notice thereof, and, provided, further, that no act or failure to act shall be considered willful
--------- -------
unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding anything contained in this Amended and Restated Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Company shall constitute Cause for purposes of this Amended and Restated Agreement.

          (c) (1) Good Reason.  The Executive may terminate his employment for
                  -----------
"Good Reason." For purposes of this Amended and Restated Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in Subsections (i) through (ix) hereof:

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

                    (i) following a Change in Control (as defined):

                        (A) a change in the Executive's status, title, position
              or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                        (B) a reduction in the Executive's Base Salary or any
              failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

                        (C) a failure by the Company to increase the Executive's
              Base Salary at least annually at a percentage of Base Salary no less than the average percentage increases (other than increases resulting from the Executive's promotion) granted to the Executive during the three most recent full years ended prior to a Change in Control (or such lesser number of full years during which the Executive was employed);

                        (D) the Company's requiring the Executive to be based at
              any place outside a 30-mile radius from Reston, Virginia, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                        (E) the failure by the Company to (1) continue in effect
              (without reduction in benefit level and/or reward opportunities) any material compensation or benefit plan in which the Executive was participating at the time of the Change in Control, including, but not limited to, the Company's 1986 Stock Option Plan, the Company's 401(k) Plan, the Company's Earnings Growth Incentive Plan, and the Company's Stock Appreciation Incentive Plan, or (2) provide the Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater).

                        (F) the insolvency or the filing (by any party,
              including the Company) of a petition for bankruptcy, of the Company;

                        (G) any material breach by the Company of any provision
              of this Amended and Restated Agreement;

                        (H) any purported termination of the Executive's
              employment for Cause by the Company which does not comply with the terms of Section 8 of this Amended and Restated Agreement; or

                        (I) the failure of the Company to obtain an agreement,
              satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Amended and Restated Agreement, as contemplated in Section 14 hereof;

               (ii) the nature of Executive's duties or the scope of Executive's responsibilities (including reporting responsibilities) is materially modified by the Company without Executive's written consent where such material modification constitutes a demotion of Executive or a substantial reduction in Executive's responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any positions held by Executive as of the date first written above, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

              (iii) a reduction in the Executive's Base Salary;

               (iv) the Company's requiring the Executive to be based at any place outside a 30-mile radius from Reston, Virginia, except for reasonably required travel on the Company's business;

                (v) any material breach by the Company of any provision of this Amended and Restated Agreement that has not been cured within thirty (30) days following receipt by the Company of written notice thereof from the Executive specifically identifying such material breach; or

               (vi) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 8 of this Amended and Restated Agreement.

          (2) The Executive's right to terminate his employment pursuant to this
Section 8(c) shall not be affected by his incapacity due to physical or mental illness if such incapacity occurs after the event or condition giving rise to Executive's right to terminate his employment pursuant to this Section 8(c).

        (d) Voluntary Termination.  The Executive may voluntarily terminate his
            ---------------------
employment hereunder at any time. If the Executive voluntarily terminates his employment for any reason or without reason during the 60-day period which commences on the date which is six (6) months following the date of a Change in Control, it shall be referred to as a "Limited Period Termination."

               (e) For purposes of this Amended and Restated Agreement, a "Change in Control" shall mean any of the following events:

          (1) An acquisition (other than directly from the Company or pursuant to options granted under this Plan or otherwise by the Company) of any voting securities of the Company ("Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however,
                                                           --------  -------
that Beneficial Ownership of not more than thirty-five percent (35%) of the combined voting power of the Company's outstanding Voting Securities by Jack M. Mazur shall not constitute a Change in Control; provided, further, however, in
                                                --------  -------  -------
determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition which would cause a Change in Control. (A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which a majority of its voting power or its equity securities of equity interest is owned directly or indirectly by the Company (a "Company Subsidiary"), (B) the Company or any Company Subsidiary, or
(C) any Person in connection with a "Non-Control Transaction" (as defined below);

          (2) The individuals who, as of October 1, 1996, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the
                                               --------  -------
election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be
                     --------  -------
considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                    (3)  the consummation of:

                    (A) A merger, consolidation or reorganization involving the Company, unless

                         (i) the stockholders of the Company immediately before
               such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                        (ii) the individuals who were members of the Incumbent
               Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation,

                       (iii) no Person (other than the Company or any Company
               Subsidiary, any employee benefit plan (or any trust apart thereof) maintained by the Company, the Surviving Corporation or any Company's Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities, and

                        (iv) a transaction described in clauses (i) through
               (iii) shall herein be referred to as a "Non-Control Transaction";

                    (B) A complete liquidation or dissolution of the Company; or

                    (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Company Subsidiary).

                    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the
--------  -------
operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

          (4) Notwithstanding anything contained in this Amended and Restated Agreement to the contrary, if the Executive's employment is terminated during the term of this Amended and Restated Agreement and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or
(ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

          (f) Notice of Termination.  Any purported termination by the Company
              ---------------------
or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Amended and Restated Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Amended and Restated Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Amended and Restated Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

          (g) Termination Date, Etc.  "Termination Date" shall mean in the case
              ----------------------
of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

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

          (1) If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

          (2) If the Executive's employment is terminated for Good Reason or is a Limited Period Termination, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

        9.  Compensation Upon Termination.  Upon termination of the Executive's
            -----------------------------
employment during the term of this Amended and Restated Agreement (including any extensions thereof), the Executive shall be entitled to the following benefits:

          (a) If the Executive's employment is terminated by the Company for Cause or Disability or by the Executive (other than for Good Reason or a Limited Period Termination), or by reason of the Executive's death, the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) vacation pay, (iv) any bonuses or incentive compensation and (v) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his beneficiaries (i) an amount equal to the bonus and incentive award(s) that the Executive would have been entitled to receive in respect of the fiscal year in which the Executive's Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus") plus (ii) a severance payment equal to the Executive's Base Salary at the rate in effect immediately prior to the termination of the Executive's employment. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

          (b) If the Executive's employment by the Company shall be terminated
(1) by the Company other than for Cause, death or Disability, (2) by the Executive for Good Reason, or (3) by the Executive as a Limited Period Termination, then the Executive shall be entitled to the benefits provided below:

                         (i) the Company shall pay the Executive all Accrued
               Compensation and a Pro Rata Bonus;

                        (ii) the Company shall pay the Executive as severance
               pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three (3) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the ninety (90)
               day period ending on the date the Notice of Termination is given (or if the Executive's employment is terminated after a Change in Control, the Executive's Base Salary immediately prior to the Change in Control, if greater) and (B) the "Bonus Amount." The term "Bonus Amount" shall mean the greatest amount of the cash awards received by the Executive during any of the three fiscal years immediately preceding the Termination Date under the 1996 Incentive Plan and any other plan of the Company; provided,
                                                                 --------
               however, that if the Executive's employment is terminated before
               -------
               a cash award under the Company's Earnings Growth Incentive Plan may be made in respect of 1998, the Bonus Amount shall be fifty percent (50%) of the Executive's Base Salary;

                       (iii) for a period of thirty-six (36) months following
               such termination, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 9 (b) (iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, at the time of the Change in Control if more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits;

                        (iv) for a period of thirty-six (36) months following
               such termination, the Company shall at its expense continue to provide the Executive with all of the fringe benefits and perquisites provided in Sections 6(a) and (c) hereof; provided,
                                                                     --------
               however, that the benefits described in Section 6(c) shall not
               -------
               include an office in or physical access to the Company's offices and will cease upon the acceptance by the Executive of a position with another employer;

                         (v) the Company shall pay in a single payment an amount
               in cash equal to the excess of (A) the actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's retirement plans had (x) the Executive remained employed by the Company for an additional three (3) complete years of credited service, (y) his annual compensation during such period been equal to his Base Salary (at the rate used for purposes of Section 9(b)(ii)) and the Bonus Amount, and (z) he been fully (100%) vested in his benefit under each such retirement plan, over (B) the actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this Subsection (iv), "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Company's retirement plans as applied prior to the Termination Date in accordance with such plans' past practices (but shall in any event take into account the value of any subsidized early retirement benefit); and

                        (vi) (A) all restrictions on any outstanding award
               (including restricted stock and performance stock awards) granted to the Executive shall lapse and such awards shall become fully (100%)
               vested immediately, assuming all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable and (B) the Executive shall have the right to require the Company to purchase, for cash, any shares of unrestricted stock or shares purchased upon the exercise of any options, at a price equal to the fair market value of such shares on the date of purchase by the Company.

                         (vii) If the Executive's employment by the Company shall be terminated by the Executive for Good Reason, or by the Executive as a Limited Period Termination, for a period not to exceed six (6) months from the Executive's Termination Date, the Company shall at its expense provide the Executive with (A) a telephone number assigned to the Executive at the Company's offices, telephone mail and a secretary to answer the telephone; provided, however, such benefits described in this Subsection
               --------  -------
               9(b)(vii) shall not include an office in or physical access to the Company's offices and will cease upon the acceptance by the Executive of a position with another employer, and (B) at the Executive's option, the services of an employment search/outplacement agency selected by the Executive for a period not to exceed six (6) months.

          (c) The amounts provided for in Sections 9(a) and 9(b)(i), (ii) and
(iv) shall be paid within five (5) days after the Executive's Termination Date.

          (d) The Executive shall not be required to mitigate the amount of any payment, benefit or other Company obligation provided for in this Amended and Restated Agreement by seeking other employment or otherwise and no such payment, benefit or other Company obligation shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

        10.  Excise Tax Payments
             -------------------

          (a) In the event that any payment or benefit (within the meaning of Section 280G(b) (2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Amended and Restated Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or

"Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Amended and Restated Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within five days of the Termination Date if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Paragraph 10(b) shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. The existence of the Dispute shall not in any way affect the Executive's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Paragraph 10(c) below.

          (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to the Executive's satisfaction. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Executive had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

          (d) Notwithstanding anything contained in this Amended and Restated Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

        11.  Unauthorized Disclosure.  The Executive shall not make any
             -----------------------
Unauthorized Disclosure. For purposes of this Amended and Restated Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, of any confidential information obtained by the Executive while in the employ of the Company (including, but not limited to, any confidential information with respect to any of the Company's customers or methods of distribution) the disclosure of which he knows or has reason to believe will be materially injurious to the Company; provided, however, that such term shall not
                                     --------  -------
include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 11) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company.

        12.  Indemnification.
             ---------------

          (a) General.  The Company agrees that if the Executive is made a party
              -------
or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a director or officer of the Company or any subsidiary thereof or is or was serving at the request of the Company or any subsidiary thereof as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employees benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Virginia law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director, or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Executive shall not be so
                    --------  -------
indemnified for any Proceeding which shall have been adjudicated to have arisen out of or been based upon his willful misconduct, bad faith, gross negligence or reckless disregard of duty or his failure to act in good faith in the reasonable belief that his action was in the best interests of the Company.

          (b) Expenses.  As used in this Amended and Restated Agreement, the
              --------
term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' investigations, and any expenses of establishing a right to indemnification under this Amended and Restated Agreement.

          (c) Enforcement.  If a claim or request under this Amended and
              -----------
Restated Agreement is not paid by the Company or on its behalf, within thirty
(30) days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Virginia law.

          (d) Partial Indemnification.  If the Executive is entitled under any
              -----------------------
provision of this Amended and Restated Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which Executive is entitled.

          (e) Advances of Expenses.  Expenses incurred by the Executive in
              --------------------
connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses and upon the Executive's delivery of an undertaking to reimburse the Company for Expenses with respect to which the Executive is not entitled to indemnification.

          (f) Notice of Claim.  The Executive shall give to the Company notice
              ---------------
of any claim made against him for which indemnification will or could be sought under this Amended and Restated Agreement, but the failure of the Executive to give such notice shall not relieve the Company of any liability the Company may have to the Executive except to the extent that the Company is prejudiced thereby. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such time and places as are convenient for the Executive.

          (g) Defense of Claim.  With respect to any Proceeding as to which the
              ----------------
Executive notifies the Company of the commencement thereof;

                (1) The Company will be entitled to participate therein at its own expense; and

                (2) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive. The Executive also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the

Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

                (3) The Company shall not be liable to indemnify the Executive under this Amended and Restated Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would not include a full and unconditional release of the Executive without the Executive's prior written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

          (h) Non-exclusivity.  The right to indemnification and the payment of
              ---------------
Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Amended and Restated Agreement shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or otherwise.

        13.  Successors and Assigns.
             ----------------------

          (a) This Amended and Restated Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Amended and Restated Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Amended and Restated Agreement) whether by operation of law or otherwise.

          (b) Neither this Amended and Restated Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Amended and Restated Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

        14.  Fees and Expenses.  The Company shall pay all legal fees and
             -----------------
related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (i) the Company and the Executive entering into this Amended and Restated Agreement, (ii) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (iii) the Executive's hearing before the Board as contemplated in Section 8(b) of this Amended and Restated Agreement, or (iv) the Executive's seeking to obtain or enforce any right or benefit provided by this Amended and Restated Agreement (including, without limitation, any such fees and expenses incurred in connection with (x) the Dispute and (y) the Gross-Up Payment, whether as a result of any applicable government taxing authority, proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.

        15.  Notice.  For the purposes of this Amended and Restated Agreement,
             ------
notices and all other communications provided for in the Amended and Restated Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

        16.  Non-exclusivity of Rights.  Nothing in this Amended and Restated
             -------------------------
Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Amended and Restated Agreement.

        17.  Settlement of Claims.  The Company's obligation to make the
             --------------------
payments provided for in this Amended and Restated Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

        18.  Survival.  The agreements and obligations of the Company and the
             --------
Executive made in Sections 9, 10, 11, 12, 14, 18, and 19 of this Amended and Restated Agreement shall survive the expiration or termination of this Amended and Restated Agreement.

        19.  Federal Income Tax Withholding.  The Company may withhold from
             ------------------------------
any benefits payable under this Amended and Restated Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

        20.  Miscellaneous.  No provision of this Amended and Restated
             -------------
Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Amended and Restated Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Amended and Restated Agreement.

        21.  Governing Law.  This Amended and Restated Agreement shall be
             -------------
governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

        22.  Jurisdiction and Venue.  Each of the parties to this Amended and
             ----------------------
Restated Agreement hereby (i) consents to personal jurisdiction in any suit, claim, action or proceeding relating to or arising under this Amended and Restated Agreement which is brought in any local or federal court in the Commonwealth of Virginia, (ii) consents to service of process upon such party in the manner set forth in Section 16 hereof, and (iii) waives any objection such party may have to venue in any such Virginia court or to any claim that any such Virginia court is an inconvenient forum.

        23.  Public Announcements.  Neither the Company nor the Executive
             --------------------
shall make any public statements, including, without limitations, any press releases, with respect to this Amended and Restated Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law.

        24.  Severability.  The provisions of this Amended and Restated
             ------------
Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        25.  Entire Agreement.  This Amended and Restated Agreement constitutes
             ----------------
the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, the Employment Agreement dated May 1, 1992 between the Company and the Executive.

          IN WITNESS WHEREOF, the Company has caused this Amended and Restated Agreement to be executed by its duly authorized officer and the Executive has executed this Amended and Restated Agreement as of the day and year first above written.


                              PHP HEALTHCARE CORPORATION


                              By: /s/ Donald J. Ruffing
                                 --------------------------------
                                 Name:  Donald J. Ruffing
                                 Title: On behalf of the
                                        Compensation Committee


                              JACK M. MAZUR

                              /s/ Jack M. Mazur
                              -----------------------------------

                                      -23-